Exhibit 4.2

AMENDMENT NO. 6 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 6 to Registration Rights Agreement (this “Amendment”), dated as of June 23, 2006, by Concentra Inc., a Delaware corporation formerly known as Concentra Managed Care, Inc. (the “Company”), and a majority in interest of each of the Schedule I Purchasers and FFC Purchasers (each as hereinafter defined). Capitalized terms used in this Amendment which are not otherwise defined herein shall have the respective meanings assigned to them in the Registration Rights Agreement referred to below.

WITNESSETH:

WHEREAS, the Company is party to a certain Registration Rights Agreement dated as of August 17, 1999 (as amended, the “Registration Rights Agreement”), together with the several persons named on Schedule I thereto under the heading “Schedule I Purchasers” (the “Schedule I Purchasers”), and the several persons named on Schedule II thereto under the heading “FFC Purchasers” (the “FFC Purchasers” and, together with the Schedule I Purchasers, collectively, the “Purchasers”); and

WHEREAS, on November 1, 2001, the Company issued to certain of its existing shareholders an aggregate 2,266,546 shares of Company Common Stock and warrants to acquire an aggregate 771,277 additional shares of Company Common Stock and, in connection therewith, the Registration Rights Agreement was amended by Amendment No. 1 thereto dated as of November 1, 2001, to provide for certain registration matters relating to such 2,266,546 shares of Company Common Stock and the 771,277 shares of Company Common Stock issuable upon exercise of such warrants; and

WHEREAS, in connection with the Company’s November 2001 acquisition of National Healthcare Resources, Inc. (the “NHR Merger”), the Registration Rights Agreement was further amended by Amendment No. 2 thereto dated as of November 5, 2001, to permit the Company to grant certain registration rights with respect to shares of Company Common Stock issued by the Company in the NHR Merger; and

WHEREAS, on November 20, 2002, the Company issued to certain of its existing shareholders an aggregate 1,515,152 shares of Company Common Stock and, in connection therewith, the Registration Rights Agreement was amended by Amendment No. 3 thereto dated as of November 20, 2002, to provide for certain registration matters relating to such 1,515,152 shares of Company Common Stock; and

WHEREAS, in connection with the Company’s December 1, 2002, acquisition of Em3 Corporation (“Em3”), the Company issued an aggregate 1,826,956 shares of Company Common Stock to certain of its existing shareholders and to certain former shareholders of Em3 who were not already shareholders of the Company, and the Company wishes to afford to such new shareholders the opportunity to become parties to the Registration Rights Agreement as set forth herein; and

WHEREAS, in connection with the appointment of Norman C. Payson, M.D. to the Company’s Board of Directors the Company issued an aggregate of 1,096,583 shares of Company

Common Stock to Dr. Payson, and the Registration Rights Agreement was amended by Amendment No. 5 thereto dated November 28, 2005 to make Dr. Payson a party to the Registration Rights Agreement; and

WHEREAS, in connection with the purchase of an aggregate of 13,889 shares of the Company’s Common Stock by William H. Wilcox, the Company wishes to offer Mr. Wilcox the opportunity to become a party to the Registration Rights Agreement as set forth herein; and

WHEREAS, pursuant to Section 13(d) thereof, the Registration Rights Agreement can be amended as set forth in this Amendment by approval of the Company and affirmative vote of a majority in interest of each of the Schedule I Purchasers and FFC Purchasers;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment to Registration Rights Agreement. Schedule I to the Registration Rights Agreement is hereby amended to include each of the persons set forth in Exhibit A hereto “Joining Persons”), upon such Joining Persons’ execution and delivery of a Joinder Agreement substantially in the form attached hereto as Exhibit B.

2. Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Headings and section reference numbers in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

(d) This Amendment is limited precisely as written and shall not be deemed to be a modification, acceptance or waiver of any other term, condition or provision of the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CONCENTRA INC.

By:	/s/ Richard A. Parr II
Richard A. Parr II
Executive Vice President

[Schedule I Purchaser and FFC Purchaser Signature Page Follows]

Schedule I Purchasers:

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

	By:	WCAS VIII Associates, L.L.C.
General Partner

		By:	/s/ Jonathan M. Rather
Jonathan M. Rather
Attorney -in-Fact
FFC Purchasers:

FERRER FREEMAN & COMPANY, LLC
on behalf of FFC PARTNERS I, L.P.
and as its General Partner

		By:	/s/ Carlos A. Ferrer
Carlos A. Ferrer
Manager

and

on behalf of FFC EXECUTIVE PARTNERS I, L.P.
and as its General Partner

		By:	/s/ Carlos A. Ferrer
Carlos A. Ferrer
Manager

and

on behalf of FFC PARTNERS II, L.P.
and as its General Partner

		By:	/s/ Carlos A. Ferrer
Carlos A. Ferrer
Manager

EXHIBIT A

Joining Party

William H. Wilcox

EXHIBIT B

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder”) to the Amendment No. 6 to Registration Rights Agreement, dated as of August 17, 1999 (as amended, the “Registration Rights Agreement”), among Concentra Inc. (f/k/a Concentra Managed Care, Inc.), a Delaware corporation (“Concentra”), and the several persons named in Schedules I and II thereto, is executed and delivered by William H. Wilcox (the “Joining Party”) as of June 23, 2006. Each capitalized term used but not otherwise defined herein shall have the meaning set forth in the Registration Rights Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Registration Rights Agreement, attached to this Joinder as Exhibit A (as the same may be hereafter amended, restated, or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Schedule I Purchaser” and a “Purchaser” for all purposes under the Registration Rights Agreement.

2. Concentra Representations and Warranties. Concentra’s representations and warranties contained in the Registration Rights Agreement are true and correct in all material respects as of the date hereof.

3. Notices. For purposes of notices and other communications to be delivered to the Joining Party, the addresses and facsimile numbers set forth below shall be deemed an amendment to Schedule I of the Registration Rights Agreement with respect to the Joining Party.

4. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

AGREED AND ACCEPTED
Signature of Joining Party
CONCENTRA INC.
William H. Wilcox
9726 Rockbrook
By:	Dallas, Texas 75220
Richard A. Parr II	Facsimile: (214) 267-0084
Executive Vice President